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                              SHACK & SIEGEL, P.C.
                                530 Fifth Avenue
                            New York, New York 10036
                                 (212) 782-0700

                                                          June 19, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:    Form S-8 Registration Statement 900,000 shares of
                voting common stock of WHG Resorts & Casinos Inc.
                -------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to WHG Resorts & Casinos Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the
"Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 900,000 shares of the Company's voting common stock, par value $.01 per share ("Common Stock"), which may be issued and sold pursuant to the Company's 1997 Stock Option Plan (the "1997 Plan").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the 1997 Plan; (ii) the Registration Statement; (iii) the Amended and Restated Certificate of Incorporation of the Company; (iv) the Amended and Restated By-Laws of the Company; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock reserved for issuance upon the exercise of options have been duly authorized and that such shares of Common Stock, when issued and delivered upon exercise of options granted in accordance with the terms of the 1997 Plan, and assuming full payment for the shares of Common Stock thereby issued, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.



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         The law  covered  by the  opinion  expressed  herein is  limited to the corporate laws of the State of Delaware.

                                Very truly yours,

                                SHACK & SIEGEL, P.C.


                                By:  /s/ Pamela E. Flaherty
                                     -------------------------------------
                                         Pamela E. Flaherty


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